Exhibit 99.1

Cincinnati Bell Inc. Reports Strong Performance for First Quarter 2008

Wireless and Technology Solutions Drive 10th Straight Quarter of Year-over-Year Revenue Growth

CINCINNATI--(BUSINESS WIRE)--Cincinnati Bell Inc. (NYSE:CBB) today announced results for the first quarter of 2008 including revenue of $349 million, an increase of $33 million or 11 percent from the prior year quarter. Operating income was $57 million and included a pre-tax restructuring charge of $24 million related to the company’s previously announced restructuring plan and labor agreement. Net income for the quarter was $13 million and earnings per share on a diluted basis1 was 4 cents. Before special items, net income2 was $27 million or 10 cents per diluted share, up $4 million or 19 percent from last year. Adjusted earnings before interest, taxes, depreciation and amortization3 (Adjusted EBITDA) equaled $120 million, up $3 million, or 2.5 percent from a year ago.

“Cincinnati Bell achieved another outstanding quarter with continued momentum in both revenue and Adjusted EBITDA,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell Inc. “Contributing to the quarter’s success are Cincinnati Bell Wireless and ZoomTown high-speed Internet service, businesses we launched 10 years ago this year and that today provide superior value and network reliability to more than 800,000 subscribers in Greater Cincinnati and Dayton.”

Quarterly Highlights

  Quarterly revenue increased 11 percent or $33 million from a year ago reflecting growth of $15 million in service revenue and $18 million in equipment revenue.
  Revenue from Technology Solutions totaled $75 million, an increase of 54 percent from the first quarter of 2007, which contributed to operating income growth of 28 percent and Adjusted EBITDA growth of 76 percent.
  Wireless service revenue in the quarter was $72 million, up 16 percent from the prior year quarter. This led to year-over-year increases of 64 percent in operating income and 30 percent in Adjusted EBITDA. The Adjusted EBITDA margin expanded 3 percentage points from the first quarter of 2007 to 28 percent.
  In the quarter, Cincinnati Bell purchased 4.1 million shares of common stock for a total of $16.7 million. At the end of the first quarter, the company had $133 million remaining in its current repurchase authorization. Cincinnati Bell expects to continue repurchases and the timing and nature are subject to market conditions and applicable securities laws.
  On February 27th, Cincinnati Bell employees who are represented by the Communication Workers of America ratified the labor agreement reached between the company and union officials in January. The agreement included a retirement offer to eligible employees. As a result, Cincinnati Bell incurred a pre-tax restructuring charge of $24 million in the quarter.
  At the April 25th annual meeting, shareholders approved an amendment to declassify the Board and require an annual election of directors and an amendment to implement a majority vote standard for the election of directors. The company initiated both amendments to enhance its accountability to shareholders.

Financial and Operations Overview

“We are pleased with the financial performance in each of our business segments,” said Brian Ross, chief financial officer of Cincinnati Bell Inc. “Investments in our Wireless and Technology Solutions segments are producing returns that enable execution of our share repurchase program and the purchase of our higher coupon debt.”

Free cash flow4 was $24 million in the quarter and capital expenditures were $61 million. Net debt5 totaled $1.99 billion, down $3 million from the end of the first quarter of 2007. The company retired $40 million of their 8 3/8% bonds during the quarter.

Wireline Segment

Quarterly Wireline revenue equaled $203 million, down $1 million or 1 percent from the first quarter of 2007. Increased revenue from data services, long distance and expansion markets partially offset lower voice revenue in Cincinnati Bell’s traditional service area.

Operating income was $47 million and included a restructuring charge of $23 million. Adjusted EBITDA totaled $96 million, down $4 million or 4 percent from the prior year quarter.

Year-over-year access line loss in the quarter was 6.3 percent. Business lines grew 1.5 percent and expansion market access lines reached 64,000, up 11,000 from the prior year. This growth partially offset the impact of consumer access line loss in Cincinnati Bell’s traditional operating area. DSL net adds were 6,000 in the quarter, bringing total subscribers to 228,000, a 10 percent increase from a year ago. DSL consumer in-territory penetration increased to 44 percent.

Wireless Segment

Quarterly revenue from the Wireless segment increased 15 percent to $79 million. This helped produce operating income of $12 million, up 64 percent from a year ago, and Adjusted EBITDA of $22 million, an increase of 30 percent from the first quarter of 2007.

Cincinnati Bell had 579,000 wireless customers at the end of the quarter, which included year-over-year growth of 8 percent in its postpaid wireless customer base. Postpaid quarterly average revenue per user (ARPU) was $47.47, up 6 percent from the first quarter of 2007. Prepaid ARPU was $26.17, an increase of 17 percent year-over-year.

Technology Solutions

Technology Solutions quarterly revenue was $75 million, up $26 million or 54 percent from a year ago. Telecommunications and IT Equipment revenue increased $17 million or 53 percent from the prior year while Data Center and Managed Services revenue grew by $7 million or 51 percent compared to the first quarter of 2007. Operating income totaled $3 million, up 28 percent from a year ago and Adjusted EBITDA equaled $7 million, up 76 percent.

Capital expenditures of $22 million in the quarter were used primarily for construction of future data center space. Billable data center capacity at the end of the first quarter increased by 38,000 square feet to 182,000 square feet. An additional 21,000 square feet began billing in the quarter, which resulted in an 85 percent utilization rate compared to 93 percent at the end of 2007.

2008 Guidance

Cincinnati Bell confirms its financial guidance for 2008:

Category	2008 Guidance
Revenue	Approx. $1.4 billion
Adjusted EBITDA	Approx. $485 million
Capital Expenditures	Approx. 16% of revenue
Free Cash Flow	Approx. $150 million

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the first quarter of 2008. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 888.713.3588. Callers located outside of the U.S. and Canada may dial 913.312.0642. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on Wednesday, May 14, 2008. For U.S. callers, the replay will be available at 888.203.1112. For callers outside of the U.S. and Canada, the replay will be available at 719.457.0820. The replay reference number is 4764844. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of April 30, 2008. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about net income excluding special items, free cash flow, net debt and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, Adjusted EBITDA, net debt and free cash flow to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1 Earnings per share on a diluted basis is calculated as follows: Net income less preferred stock dividends divided by diluted common shares outstanding.

2 Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

3 Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with Adjusted EBITDA as defined by other companies.

4 Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

5 Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE:CBB) provides integrated communications solutions—including local, long distance, data, Internet, and wireless services—that help keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world.

In addition, businesses ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services.

Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months
	Ended March 31,		Change
	2008	2007	$	%

Revenue	$348.5	$315.3	$33.2	11%

Costs and expenses
Cost of services and products	158.8	133.1	25.7	19%
Selling, general and administrative	70.1	65.5	4.6	7%
Depreciation and amortization	37.3	36.3	1.0	3%
Restructuring charges	24.0	2.5	21.5	n/m
Asset impairment	1.2	-	1.2	n/m

Operating income	57.1	77.9	(20.8)	(27%)

Interest expense	36.3	40.1	(3.8)	(9%)
Other income, net	(1.2)	(2.0)	0.8	(40%)

Income before income taxes	22.0	39.8	(17.8)	(45%)
Income tax expense	9.1	17.2	(8.1)	(47%)

Net income	12.9	22.6	(9.7)	(43%)

Preferred stock dividends	2.6	2.6	-	0%

Net income applicable to common shareowners	$10.3	$20.0	$(9.7)	(49%)

Basic and diluted earnings per common share	$0.04	$0.08

Weighted average common shares outstanding (millions)
- Basic	246.7	247.1
- Diluted	252.8	255.0

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,		Change
	2008	2007	$	%
Wireline
Revenue
Voice - local service	$101.0	$112.7	$(11.7)	(10%)
Data	67.6	62.5	5.1	8%
Long distance and VoIP	24.3	18.7	5.6	30%
Other	9.7	9.8	(0.1)	(1%)

Total revenue	202.6	203.7	(1.1)	(1%)

Operating costs and expenses
Cost of services and products	67.5	65.5	2.0	3%
Selling, general and administrative	38.9	37.9	1.0	3%
Depreciation and amortization	25.1	25.8	(0.7)	(3%)
Restructuring charges	23.2	2.4	20.8	n/m
Asset impairment	1.2	-	1.2	n/m

Total operating costs and expenses	155.9	131.6	24.3	18%

Operating income	$46.7	$72.1	$(25.4)	(35%)

Wireless
Revenue
Service	$72.0	$62.2	$9.8	16%
Equipment	6.5	6.3	0.2	3%

Total revenue	78.5	68.5	10.0	15%

Operating costs and expenses
Cost of services and products	40.0	34.7	5.3	15%
Selling, general and administrative	16.8	17.1	(0.3)	(2%)
Depreciation and amortization	9.0	9.2	(0.2)	(2%)
Restructuring charges	0.4	-	0.4	n/m

Total operating costs and expenses	66.2	61.0	5.2	9%

Operating income	$12.3	$7.5	$4.8	64%

Technology Solutions
Revenue
Telecom and IT equipment distribution	$49.7	$32.4	$17.3	53%
Data center and managed services	21.7	14.4	7.3	51%
Professional services	3.3	1.7	1.6	94%

Total revenue	74.7	48.5	26.2	54%

Operating costs and expenses
Cost of services and products	57.9	37.9	20.0	53%
Selling, general and administrative	10.1	6.8	3.3	49%
Depreciation and amortization	3.2	1.3	1.9	n/m
Restructuring charges	0.3	-	0.3	n/m

Total operating costs and expenses	71.5	46.0	25.5	55%

Operating income	$3.2	$2.5	$0.7	28%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,		Change
	2008	2007	$	%
Revenue
Wireline	$202.6	$203.7	$(1.1)	(1%)
Wireless	78.5	68.5	10.0	15%
Technology Solutions	74.7	48.5	26.2	54%
Eliminations	(7.3)	(5.4)	(1.9)	35%

Total revenue	$348.5	$315.3	$33.2	11%

Cost of Services and Products
Wireline	$67.5	$65.5	$2.0	3%
Wireless	40.0	34.7	5.3	15%
Technology Solutions	57.9	37.9	20.0	53%
Eliminations	(6.6)	(5.0)	(1.6)	32%

Total cost of services and products	$158.8	$133.1	$25.7	19%

Selling, General and Administrative
Wireline	$38.9	$37.9	$1.0	3%
Wireless	16.8	17.1	(0.3)	(2%)
Technology Solutions	10.1	6.8	3.3	49%
Corporate and eliminations	4.3	3.7	0.6	16%

Total selling, general and administrative	$70.1	$65.5	$4.6	7%

Depreciation and Amortization
Wireline	$25.1	$25.8	$(0.7)	(3%)
Wireless	9.0	9.2	(0.2)	(2%)
Technology Solutions	3.2	1.3	1.9	n/m
Corporate	-	-	-	n/m

Total depreciation and amortization	$37.3	$36.3	$1.0	3%

Restructuring and Asset Impairment Charges
Wireline	$24.4	$2.4	$22.0	n/m
Wireless	0.4	-	0.4	n/m
Technology Solutions	0.3	-	0.3	n/m
Corporate	0.1	0.1	-	n/m

Total restructuring and asset impairment charges	$25.2	$2.5	$22.7	n/m

Operating Income
Wireline	$46.7	$72.1	$(25.4)	(35%)
Wireless	12.3	7.5	4.8	64%
Technology Solutions	3.2	2.5	0.7	28%
Corporate and eliminations	(5.1)	(4.2)	(0.9)	21%

Total operating income	$57.1	$77.9	$(20.8)	(27%)

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	March 31,	December 31,
	2008	2007
(in thousands)

Local access lines	820.6	834.3
DSL subscribers	227.9	221.5
Custom Connections (Super Bundle) subscribers	189.4	187.2

Postpaid wireless subscribers	404.7	400.4
Prepaid wireless subscribers	174.7	170.6

Total wireless subscribers	579.4	571.0

Consumer long distance lines	364.8	374.2
Business long distance lines	176.4	174.1

Total long distance lines	541.2	548.3

Data Center and Managed Services
Raised Floor (in square feet)	181,500	144,000
Utilization rate	85%	93%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(In thousands)

	2006				2007				2008
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Local Access Lines

In-Territory:
Primary Residential	547.4	536.7	522.5	510.5	499.1	484.8	468.4	454.2	441.2
Secondary Residential	42.4	40.9	39.2	37.6	36.2	34.9	33.4	32.0	30.7
Business / Other	290.9	291.3	291.4	288.6	287.6	287.7	286.9	285.8	284.3
Total In-Territory	880.7	868.9	853.1	836.7	822.9	807.4	788.7	772.0	756.2

Out-of-Territory:
Primary Residential	22.8	24.8	26.8	28.1	29.4	30.7	32.0	32.7	32.8
Secondary Residential	1.1	1.1	1.2	1.2	1.2	1.3	1.3	1.3	1.4
Business / Other	16.3	17.7	19.4	21.0	22.4	24.2	26.7	28.3	30.2
Total Out-of-Territory	40.2	43.6	47.4	50.3	53.0	56.2	60.0	62.3	64.4

Total Access Lines	920.9	912.5	900.5	887.0	875.9	863.6	848.7	834.3	820.6

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	March 31,	December 31,	Change
	2008	2007	$	%

Credit facility, revolver	$100.0	$55.0	$45.0	82%
Credit facility, tranche B term loan	210.0	211.0	(1.0)	0%
7 1/4% Senior Notes due 2013	470.5	470.5	-	0%
8 3/8% Senior Subordinated Notes due 2014	605.4	637.4	(32.0)	(5%)
7% Senior Notes due 2015	256.0	250.6	5.4	2%
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
Accounts receivable securitization facility	75.0	75.0	-	0%
Various Cincinnati Bell Telephone notes	230.0	230.0	-	0%
Capital leases and other debt	29.6	29.6	-	0%
Net unamortized premium	0.6	0.6	-	0%

Total debt	2,027.1	2,009.7	17.4	1%

Less: Interest rate swap asset	(16.1)	(2.9)	(13.2)	n/m
Less: Cash and cash equivalents	(19.3)	(26.1)	6.8	(26%)

Net debt (as defined by the company)	$1,991.7	$1,980.7	$11.0	1%

Credit facility availability	$122.9	$167.9	$(45.0)	(27%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,
	2008	2007

Cash provided by operating activities	$88.0	$68.3

Capital expenditures	(60.7)	(42.3)
Acquisition of businesses	(18.7)	(4.6)
Other, net	(0.7)	(0.5)

Cash used in investing activities	(80.1)	(47.4)

Increase in corporate credit facility, net	45.0	-
Repayment of debt	(40.0)	(51.3)
Preferred stock dividends	(2.6)	(2.6)
Common stock repurchase	(16.7)	-
Other, net	(0.4)	(0.5)

Cash used in financing activities	(14.7)	(54.4)

Net decrease in cash and cash equivalents	(6.8)	(33.5)
Cash and cash equivalents at beginning of period	26.1	79.4

Cash and cash equivalents at end of period	$19.3	$45.9

Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the company)
Net decrease in cash and cash equivalents	$(6.8)	$(33.5)
Less adjustments:
Increase in corporate credit facility	(45.0)	-
Repayment of debt	40.0	51.3
Common stock repurchase	16.7	-
Acquisition of businesses	18.7	4.6

Free cash flow (as defined by the company)	$23.6	$22.4

Income tax payments	$0.1	$0.1

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$46.7	$12.3	$3.2	$(5.1)	$57.1
Add:
Depreciation and amortization	25.1	9.0	3.2	-	37.3
Restructuring and asset impairment charges	24.4	0.4	0.3	0.1	25.2

EBITDA (Non-GAAP)	$96.2	$21.7	$6.7	$(5.0)	$119.6

	Three Months Ended March 31, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$72.1	$7.5	$2.5	$(4.2)	$77.9
Add:
Depreciation and amortization	25.8	9.2	1.3	-	36.3
Restructuring charges	2.4	-	-	0.1	2.5

EBITDA (Non-GAAP)	$100.3	$16.7	$3.8	$(4.1)	$116.7

Year-over-year dollar change in EBITDA	($4.1)	$5.0	$2.9	($0.9)	$2.9

Year-over-year percentage change in EBITDA	(4%)	30%	76%	22%	2%

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
						Three
		Three				Months Ended
		Months Ended				March 31, 2008
		March 31,			Gain on	Before Special Items
		2008 (GAAP)	Restructuring	Asset Impairment	Debt Extinguishment	(Non-GAAP)
			A	B	C
	Revenue	$348.5	$-	$-	$-	$348.5

	Costs and expenses
	Cost of services and products	158.8	-	-	-	158.8
	Selling, general and administrative	70.1	-	-	-	70.1
	Depreciation and amortization	37.3	-	-	-	37.3
	Restructuring charges	24.0	(24.0)	-	-	-
	Asset impairment	1.2	-	(1.2)	-	-
	Operating income	57.1	24.0	1.2	-	82.3

	Interest expense	36.3	-	-	-	36.3
	Other income, net	(1.2)	-	-	1.1	(0.1)

	Income before income taxes	22.0	24.0	1.2	(1.1)	46.1
	Income tax expense	9.1	9.6	0.5	(0.4)	18.8

	Net income	12.9	14.4	0.7	(0.7)	27.3

	Preferred stock dividends	2.6	-	-	-	2.6

	Net income applicable to common shareowners	$10.3	$14.4	$0.7	$(0.7)	$24.7

	Weighted average diluted common shares	252.8	252.8	252.8	252.8	252.8

	Diluted earnings per common share	$0.04	$0.06	$-	$-	$0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Represents charge for voluntary early retirement program for union employees and curtailment charge for union pension and postretirement plans.

B	Represents asset impairment charge for discontinued software.

C	Gain on extinguishment of 8 3/8% Senior Subordinated Notes.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
					Three
		Three			Months Ended
		Months Ended			March 31, 2007
		March 31,	Restructuring	Dividend From	Before Special Items
		2007 (GAAP)	Charge	Investment	(Non-GAAP)
			A	B
	Revenue	$315.3	$-	$-	$315.3

	Costs and expenses
	Cost of services and products	133.1	-	-	133.1
	Selling, general and administrative	65.5	-	-	65.5
	Depreciation and amortization	36.3	-	-	36.3
	Restructuring charges	2.5	(2.5)	-	-
	Operating income	77.9	2.5	-	80.4

	Interest expense	40.1	-	-	40.1
	Other income, net	(2.0)	-	1.9	(0.1)

	Income before income taxes	39.8	2.5	(1.9)	40.4
	Income tax expense	17.2	1.0	(0.8)	17.4

	Net income	22.6	1.5	(1.1)	23.0

	Preferred stock dividends	2.6	-	-	2.6

	Net income applicable to common shareowners	$20.0	$1.5	$(1.1)	$20.4

	Weighted average diluted common shares	255.0	255.0	255.0	255.0

	Diluted earnings per common share	$0.08	$0.01	$(0.01)	$0.08

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Represents employee separation expense primarily related to the outsourcing of certain accounting functions and the reduction in workforce of various other administrative functions.

B	Represents one-time dividend received from cost investment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2008
Consolidated 2008 Operating Income (GAAP) Guidance	$300

Add:
Depreciation and amortization	156
Restructuring charges	28
Asset impairment	1

Consolidated 2008 Adjusted EBITDA Guidance	$485

CONTACT:
Cincinnati Bell Inc.
Investor / Media contact
Traci Bolte, 513-397-1195
traci.bolte@cinbell.com